UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2009 (March 6, 2009)

Geospatial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

229 Howes Run Road, Sarver, PA 16055

(Address of principal executive offices)

(724) 353-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement; Item 3.02 Unregistered Sale of Equity Securities and Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In our current report on Form 8-K filed on February 12, 2009, the Company announced the appointment of David Vosbein as President and Chief Operating Officer of Geospatial Holdings, Inc. (the “Company”). On March 6, 2009, the Company entered into an employment agreement, an agreement not to compete and a warrant with Mr. Vosbein (collectively, the “Vosbein Employment Agreement”). Pursuant to the Vosbein Employment Agreement, Mr. Vosbein will be employed by the Company for an indefinite term and may be terminated with or without cause. The Vosbein Employment Agreement provides for compensation to be determined from time to time by the Company’s Chief Executive Officer or Board of Directors as well as certain expenses and employee benefits. In addition, pursuant to the Vosbein Employment Agreement, as partial compensation for Mr. Vosbein’s employment, Mr. Vosbein was granted warrants to purchase two million shares of the Company’s common stock at an exercise price of $1.23 per share. One Million such warrants vested upon execution of the Vosbein Employment Agreement and one-twelfth of the remaining warrants shall vest each month thereafter for twelve months, beginning one month after the effective date of the Vosbein Employment Agreement. Vested shares are exercisable for ten years following the grant date. This award of warrants is outside of 2007 Stock Option Pan of the Company dated December 1, 2007 which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on May 1, 2008. The issuance of warrants under the Vosbein Employment Agreement was done pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.

The foregoing discussion provides only a brief description of the documents described above. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.20 to 10.22.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description
10.20	Employment Agreement dated March 6, 2009 between David Vosbein and Geospatial Holdings, Inc.

10.21	Agreement Not-To-Compete dated March 6, 2009 between David Vosbein and Geospatial Holdings, Inc.

10.22	Warrant No. 1 Issued on March 6, 2009 to David Vosbein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPATIAL HOLDINGS, INC.

By:	/s/ Thomas R. Oxenreiter
Name:	Thomas R. Oxenreiter
Title:	Chief Financial Officer

Date: March 12, 2009